Exhibit 4.3

VSE CORPORATION

as Issuer,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

First Supplemental Indenture

Dated as of February 5, 2026

Supplemental to Indenture

Dated as of February 5, 2026

5.93% Senior Amortizing Notes due 2029

Table of Contents

(continued)

ii

FIRST SUPPLEMENTAL INDENTURE dated as of February 5, 2026 (this “Supplemental Indenture”) between VSE CORPORATION, a Delaware corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), supplementing the Indenture dated as of February 5, 2026 between the Company and the Trustee (the “Base Indenture”).

RECITALS OF THE COMPANY:

WHEREAS, the Company executed and delivered the Base Indenture to provide for, among other things, the issuance of unsecured debt securities in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in the Base Indenture;

WHEREAS, the Base Indenture provides that the Company may enter into an indenture supplemental to the Base Indenture to establish the form and terms of any series of Securities as provided by Section 2.01 and Section 2.02 of the Base Indenture;

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 5.93% Senior Amortizing Notes due 2029 (the “Notes”, and each $7.8225 of initial principal amount of such Securities, a “Note”), substantially in the form attached hereto as Exhibit A, on the terms set forth herein;

WHEREAS, the Company now wishes to issue Notes in an aggregate initial principal amount of $71,967,000 (as increased by an amount equal to the Initial Principal Amount (as defined herein) multiplied by the number of additional Units purchased by the Underwriters pursuant to any exercise of their over-allotment option to purchase additional Units set forth in the Underwriting Agreement), each Note initially to be issued as a component of the Units (as defined herein) being issued on the date hereof by the Company pursuant to the Purchase Contract Agreement, dated as of February 5, 2026, between the Company and U.S. Bank Trust Company, National Association, as Purchase Contract Agent, as Trustee and as attorney-in-fact for the holders of Purchase Contracts from time to time (the “Purchase Contract Agreement”); and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Scope of Supplemental Indenture; General. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes (which shall be initially in the aggregate initial principal amount of $71,967,000 (as increased by an amount equal to the Initial Principal Amount multiplied by the number of additional Units purchased by the Underwriters pursuant to any exercise of their over-allotment option to purchase additional Units as set forth in the Underwriting Agreement) and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. This Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture.

Section 1.02 Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Base Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them therein; and

(iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Agent Members” has the meaning ascribed to it in Section 2.01(d).

“Base Indenture” has the meaning ascribed to it in the preamble hereof.

“Beneficial Holder” means, with respect to a Global Note, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Book-Entry Interest” means a beneficial interest in a Global Note, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“Certificated Note” means a Note in definitive registered form without interest coupons.

“close of business” means 5:00 p.m. (New York City time).

“Common Stock” means the common stock, par value $0.05 per share, of the Company or such other securities or assets as shall be deliverable in replacement thereof under the Purchase Contract Agreement pursuant to the terms thereof.

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture.

“Component Note” means a Certificated Note and attached to a Global Unit that (a) shall evidence the number of Notes specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the Security register for the Notes in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Notes form a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact for such holder(s), together with the Global Unit, as custodian of such Global Unit for the Depositary.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Early Mandatory Settlement Date” has the meaning ascribed to it in the Purchase Contract Agreement.

“Early Mandatory Settlement Notice” has the meaning ascribed to it in the Purchase Contract Agreement.

“Early Mandatory Settlement Right” has the meaning ascribed to it in the Purchase Contract Agreement.

“Fundamental Change” has the meaning ascribed to it in the Purchase Contract Agreement.

“Global Unit” has the meaning ascribed to it in the Purchase Contract Agreement.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any such supplemental indenture, respectively.

“Initial Principal Amount” means $7.8225 initial principal amount per Note.

“Installment Payment” has the meaning ascribed to it in Section 2.02(a).

“Installment Payment Date” means each February 1, May 1, August 1 and November 1, commencing on May 1, 2026 and ending on the Maturity Date.

“Installment Payment Period” means (i) in the case of the first Installment Payment Date on May 1, 2026, the period from, and including, the Issue Date to, but excluding, such first Installment Payment Date and (ii) in the case of any other Installment Payment Date, the quarterly period from, and including, the immediately preceding Installment Payment Date to, but excluding, such other Installment Payment Date.

“Issue Date” means February 5, 2026.

“Maturity Date” means February 1, 2029.

“Merger Termination Redemption” has the meaning ascribed to it in the Purchase Contract Agreement.

“Merger Termination Redemption Notice” has the meaning ascribed to it in the Purchase Contract Agreement.

“Merger Termination Redemption Settlement Date” has the meaning ascribed to it in the Purchase Contract Agreement.

“Note” and “Notes” have the respective meanings ascribed to such terms in the preamble hereof and include, for the avoidance of doubt, both Separate Notes and Component Notes.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal amount of or interest on any Notes on behalf of the Company. The Paying Agent shall initially be the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus Supplement” means the preliminary prospectus supplement dated February 2, 2026, as supplemented by the related pricing term sheet dated February 2, 2026, related to the offering and sale of the Units.

“Purchase Contract” means a prepaid stock purchase contract obligating the Company to deliver shares of Common Stock on the terms and subject to the conditions set forth in the Purchase Contract Agreement.

“Purchase Contract Agent” means U.S. Bank Trust Company, National Association, as purchase contract agent under the Purchase Contract Agreement, until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Agreement” has the meaning ascribed to it in the preamble hereof.

“Repurchase Date” shall be a date specified by the Company in the Early Mandatory Settlement Notice or the Merger Termination Redemption Notice, as applicable, which date shall be at least 20 but not more than 35 Business Days following the date of the Early Mandatory Settlement Notice or the Merger Termination Redemption Notice (and which may or may not fall on the Early Mandatory Settlement Date or the Merger Termination Redemption Notice).

“Repurchase Notice” means a notice in the form entitled “Form of Repurchase Notice” attached to the Notes.

“Repurchase Price” means, with respect to a Note to be repurchased pursuant to Article 9, an amount equal to the principal amount of such Note as of the Repurchase Date, plus accrued and unpaid interest, if any, on such principal amount from, and including, the immediately preceding Installment Payment Date (or, if none, from, and including, the Issue Date) to, but not including, such Repurchase Date, calculated at an annual rate of 5.93%; provided that, if the Repurchase Date falls after a Regular Record Date for any Installment Payment and on or prior to the immediately succeeding Installment Payment Date, the Installment Payment payable on such Installment Payment Date will be paid on such Installment Payment Date to the holder as of such Regular Record Date and will not be included in the Repurchase Price per Note.

“Repurchase Right” has the meaning ascribed to it in Section 9.01.

“SEC” means the U.S. Securities and Exchange Commission.

“Separate Note” means a Note that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Separate Purchase Contract” means a Purchase Contract that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Supplemental Indenture” has the meaning ascribed to it in the preamble hereof.

“Trustee” means the party named in the preamble hereof until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

“Underwriters” means the underwriters named in the Underwriting Agreement, for whom Jefferies LLC and RBC Capital Markets, LLC are acting as representatives.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of February 2, 2026, between the Company and the Underwriters relating to the Units.

“Unit” means the collective rights of a holder of a 5.750% Tangible Equity Unit, with a stated amount of $50 (representing an issue price of $7.8225 for the Note included in each Unit and an issue price of $42.1775 for the Purchase Contract included in each Unit), issued by the Company pursuant to the Purchase Contract Agreement, each consisting of a single Purchase Contract and a single Note prior to separation or subsequent to recreation thereof pursuant to the Purchase Contract Agreement.

ARTICLE 2

THE SECURITIES

Section 2.01 Title and Terms.

(a) There is hereby authorized a series of Securities designated the “5.93% Senior Amortizing Notes due 2029” limited in aggregate initial principal amount to $71,967,000 (as increased by an amount equal to the Initial Principal Amount multiplied by the number of additional Units purchased by the Underwriters pursuant to any exercise of their over-allotment option to purchase additional Units as set forth in the Underwriting Agreement), which amount shall be as set forth in any written order of the Company for authentication and delivery of Notes pursuant to Section 2.03 of the Base Indenture. The Notes will be senior unsecured obligations of the Company.

(b) The Notes will initially be issued as Component Notes in substantially the form of Attachment 4 to the form of Global Unit attached as Exhibit A to the Purchase Contract Agreement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes. The Notes will initially be attached to the related Global Unit and registered in the name of U.S. Bank Trust Company, National Association, as attorney-in-fact of the holder(s) of such Global Unit.

(c) Holders of Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts and Separate Notes, during the times, and under the circumstances, described in Section 2.03 of the Purchase Contract Agreement. Upon separation of any Unit into its constituent parts, (i) if such Unit is a Global Unit, the Separate Notes will initially be evidenced by a Global Note (the “Global Note”) in substantially the form of Exhibit A hereto, which is incorporated into and shall be deemed a part of this Supplemental Indenture, and deposited with the Trustee as custodian for the Depositary and registered in the name of the Depositary or its nominee, or (ii) if such Unit is in definitive, registered form, the Separate Notes will be evidenced by Certificated Notes in substantially the form of Exhibit A hereto, in each case, as provided in Section 2.03 of the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in Section 2.04 of the Purchase Contract Agreement.

(d) The Global Note representing Separate Notes (which shall initially have a balance of zero Notes) shall be registered in the name of Cede & Co., as nominee of the Depositary and delivered to the Trustee, as custodian for the Depositary. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture or the Base Indenture with respect to any Global Note (or any Global Unit in the case of Component Notes) held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note (or such Global Unit), and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note (or such Global Unit) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(e) The Notes shall be issuable in denominations of initial principal amounts equal to the Initial Principal Amount and integral multiples in excess thereof.

Section 2.02 Installment Payments. (a) The Company shall pay installments on the Notes (each such payment, an “Installment Payment”) in cash at the place, at the respective times and in the manner provided in the Notes. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar.

(b) On the first Installment Payment Date occurring on May 1, 2026, the Company shall pay, in cash, an Installment Payment with respect to each Note in an amount equal to $0.6868 per Note, and on each Installment Payment Date thereafter, the Company shall pay, in cash, quarterly Installment Payments with respect to each Note in an amount equal to $0.7188 per Note; provided that, in respect of any Certificated Note, the final Installment Payment shall be made only against surrender of such Certificated Note to the Paying Agent.

(c) Each Installment Payment shall constitute a payment of interest (at a rate of 5.93% per annum) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
May 1, 2026	$0.5760	$0.1108
August 1, 2026	$0.6114	$0.1074
November 1, 2026	$0.6204	$0.0984
February 1, 2027	$0.6296	$0.0892
May 1, 2027	$0.6390	$0.0798
August 1, 2027	$0.6484	$0.0704
November 1, 2027	$0.6581	$0.0607
February 1, 2028	$0.6678	$0.0510
May 1, 2028	$0.6777	$0.0411
August 1, 2028	$0.6878	$0.0310
November 1, 2028	$0.6980	$0.0208
February 1, 2029	$0.7083	$0.0105

(d) Each Installment Payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months. If an Installment Payment is payable for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an Installment Payment is payable is not a Business Day, then payment of the Installment Payment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay.

Section 2.03 Maturity Date. The date on which the final Installment Payment on the Notes shall be due, unless the Notes are accelerated pursuant to the terms hereof or otherwise paid prior to maturity in connection with a Holder’s exercise of the Repurchase Right, shall be the Maturity Date.

Section 2.04 Right to Exchange or Register a Transfer. (a)The Company shall not be required to exchange or register a transfer of any Note if the Holder thereof has exercised his, her or its right, if any, to require the Company to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased.

(b) For purposes of any Note that constitutes part of a Unit, Section 2.07 and the second paragraph of Section 2.14(b) of the Base Indenture (as modified by this Supplemental Indenture) shall be subject to the provisions of the Purchase Contract Agreement.

(c) For purposes of the Notes, Section 2.14(b) of the Base Indenture shall be amended by amending and restating subclause (iii) in its entirety to read “an Event of Default has occurred and is continuing and a Beneficial Holder requests that its Notes be issued in certificated form”.

ARTICLE 3

COVENANTS

Section 3.01 Amendments to Article 4 of the Base Indenture. For purposes of the Notes, Section 4.03(a) of the Base Indenture shall be amended by amending and restating such section in its entirety to read:

“(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a certificate from the principal executive officer, principal financial officer, principal accounting officer or vice president or treasurer of the Company stating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. Such certificates need not comply with Section 11.05 of this Indenture.”

ARTICLE 4

SUCCESSORS

Section 4.01 Amendment to Article 5 of the Base Indenture. (a) For purposes of the Notes, Section 5.01 of the Base Indenture shall be amended by amending and restating such section in its entirety to read:

“Section 5.01 Consolidation, Amalgamation, Merger and Sale of Assets.

“The Company shall not consolidate or amalgamate with or merge into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, any Person (a “successor Person”) (other than any such conveyance, transfer or lease of the Company’s assets (in whole or in part) to one or more of the Company’s wholly owned Subsidiaries), unless:

(a) either the Company is the continuing corporation or the successor Person (if other than the Company) is a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes the Company’s obligations on the Notes and under this Indenture; and

(b) immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel stating that such consolidation, amalgamation, merger, sale, conveyance, transfer or lease complies with this Indenture and that the related supplemental indenture complies with this Indenture.”

(b) For purposes of the Notes, Section 5.02 of the Base Indenture shall be amended by amending and restating such section in its entirety to read:

“Section 5.02 Successor Corporation Substituted.

“Upon any consolidation, amalgamation or merger, or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or amalgamation or into or with which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease or conveyance, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on any Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.”

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01 Amendments to Article 6 of the Base Indenture. (a) For purposes of the Notes, Section 6.01 of the Base Indenture shall be amended by (i) amending and restating clause (a) in its entirety to read “(a) the Company defaults in the payment of the Repurchase Price of any Notes when the same shall have become due and payable; or”, (ii) amending and restating clause (b) in its entirety to read “(b) the Company defaults in the payment of any Installment Payment on any Notes as and when the same becomes due and payable and such failure continues for a period of 30 days; or”, (iii) amending and restating clause (c) in its entirety to read “(c) the Company defaults, subject to any valid waiver thereof, in the performance or breach of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of Series of Securities other than the Notes), which default continues uncured for a period of 90 days after there shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or” (iv) amending and restating clause (f) in its entirety to read: “(f) the Company fails to give notice of a Fundamental Change when any such notice is due pursuant to the terms of the Purchase Contract Agreement and such failure continues for a period of five Business Days.”

(b) For purposes of the Notes, the last sentence in the first paragraph of Section 6.02 of the Base Indenture shall be amended by adding the words “and is continuing” after “occur”.

(c) For purposes of the Notes, Section 6.06 of the Base Indenture shall be amended by amending and restating such section in its entirety to read:

“Section 6.06 Limitation on Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of an Event of Default and the continuance thereof with respect to the Notes;

(b) the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee in writing, and if requested, provided to the Trustee, security or indemnity satisfactory to the Trustee against the expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, written request for, and offer of, security or indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request, in the opinion of the Trustee, has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions are unduly prejudicial to such Holders).”

ARTICLE 6

TRUSTEE

Section 6.01 Duties of Trustee.

(a) For purposes of the Notes, Section 7.01(d)(4) of the Base Indenture shall be amended by amending and restating such section in its entirety to read: “the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of this Indenture, unless such Holders of the Notes have offered to the Trustee in writing, and if requested, provided to the Trustee, security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.”

ARTICLE 7

SATISFACTION AND DISCHARGE AND DEFEASANCE

Section 7.01 Amendments to Article 10 of the Base Indenture. (a) For purposes of the Notes, Section 10.01 of the Base Indenture shall be amended by amending and restating such section in its entirety to read:

“Section 10.01 Satisfaction and Discharge. The Company’s obligations under the Notes and the Indenture will terminate if:

(a) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(b) (1) the Maturity Date occurs within one year,

(2) the Company irrevocably deposits in trust with the Trustee, in trust solely for the benefit of the Holders, cash in U.S. dollars or Government Securities or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to the Maturity Date and to pay all other sums payable by it hereunder,

(3) no Event of Default has occurred and is continuing on the date of the deposit, and

(4) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.”

Section 7.02 Amendments to Article 8 of the Base Indenture. (a) For purposes of the Notes, Section 8.02 of the Base Indenture shall be amended by amending and restating such section in its entirety to read:

“Section 8.02 Legal Defeasance. The Company shall, subject to Section 8.04 below, including the satisfaction of the conditions set forth therein, be deemed to have been discharged from its obligations with respect to the Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in Section 8.05 below, and to have satisfied all of its obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments delivered to it by the Company acknowledging the same). The Company may exercise Legal Defeasance with respect to the Notes notwithstanding the prior exercise of Covenant Defeasance with respect to the Notes.”

(b) For purposes of the Notes, Section 8.03 of the Base Indenture shall be amended by amending and restating such section in its entirety to read:

“Section 8.03 Covenant Defeasance. The Company shall, subject to Section 8.05 below and the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under Section 5.01, on and after the date that the conditions set forth in Section 8.04 below are satisfied with respect to the Notes (hereinafter, “Covenant Defeasance”), the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to such covenant or by reason of any reference in such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. Subject to the satisfaction of the conditions set forth in subsection 8.04 and the exceptions set forth in subsection 8.05, clauses (c), (d), (e) and (f) of Section 6.01, shall not constitute Defaults or Events of Default hereunder.”

(c) For purposes of the Notes, Section 8.04 of the Base Indenture shall be amended by amending and restating such section in its entirety to read:

“Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) In order to exercise either Legal Defeasance or Covenant Defeasance:

(i) the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, without reinvestment, the principal of, and interest on, the outstanding Notes (in the form of Installment Payments) on the applicable due dates therefor;

(ii) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee or an Internal Revenue Service ruling, in either case to the effect that the Holders of the Notes and beneficial owners thereof will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee or an Internal Revenue Service ruling, in either case to the effect that the Holders of the outstanding Notes and beneficial owners thereof will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, which Opinion of Counsel is based upon a change in the applicable U.S. federal tax law since the date of the Indenture;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(vi) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the Indenture have been complied with.

(b) Notwithstanding the foregoing, no discharge, Legal Defeasance or Covenant Defeasance pursuant to this Article 8 shall affect the following obligations to, or rights of, the Holders of the Notes:

(i) the rights of registration of transfer and exchange of the Notes;

(ii) the rights of substitution of mutilated, defaced, destroyed, lost or stolen Notes;

(iii) the rights of Holders of Notes to receive payments in respect of the principal thereof and interest thereon, upon the original due dates therefor, but not upon acceleration;

(iv) the rights, obligations, duties, indemnities and immunities of the Trustee;

(v) the rights of Holders of Notes that are beneficiaries with respect to property so deposited with the Trustee payable to all or any of them; and

(vi) the Company’s obligations to maintain an office or agency in respect of the Notes.”

ARTICLE 8

NO REDEMPTION; NO SINKING FUND

Section 8.01 Article 3 of the Base Indenture Inapplicable. The Notes shall not be redeemable, and Article 3 of the Base Indenture shall not apply to the Notes.

ARTICLE 9

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER

Section 9.01 Offer to Repurchase. If the Company elects to exercise its Early Mandatory Settlement Right with respect to, or to cause a Merger Termination Redemption of, the Purchase Contracts pursuant to the terms of the Purchase Contract Agreement, then each Holder of Notes (whether any such Note is a Separate Note or constitutes part of a Unit) shall have the right (the “Repurchase Right”) to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note to be repurchased on the Repurchase Date, pursuant to Section 9.03. The Company shall not be required to repurchase a portion of a Note. Holders shall not have the right to require the Company to repurchase any or all of such Holders’ Notes in connection with any Early Settlement (as such term is defined in the Purchase Contract Agreement) of such Holders’ Purchase Contracts at the Holders’ option pursuant to the terms of the Purchase Contract Agreement.

Section 9.02 Notice. If the Company elects to exercise its Early Mandatory Settlement Right with respect to, or to cause a Merger Termination Redemption of, the Purchase Contracts pursuant to the terms of the Purchase Contract Agreement, the Company shall provide the Trustee and the Holders of the Notes with a copy of the Early Mandatory Settlement Notice or the Merger Termination Redemption Notice, as applicable, delivered pursuant to the Purchase Contract Agreement.

Section 9.03 Procedures for Exercise.

(a) To exercise the Repurchase Right, a Holder must deliver, on or prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, the Notes to be repurchased (or the Units that include the Notes to be repurchased, if (x) the Early Mandatory Settlement Date or Merger Termination Redemption Settlement Date, as applicable, occurs on or after the Repurchase Date and (y) the relevant Notes have not been separated from the Units), together with a duly completed written Repurchase Notice, in each case, subject to and in accordance with applicable procedures of the Depositary, unless the Notes are not in the form of a Global Note (or the Units are not in the form of Global Units, as the case may be), in which case such Holder must deliver the Notes to be repurchased (or the Units that include the Notes to be repurchased, if (i) the Early Mandatory Settlement Date or Merger Termination Redemption Settlement Date, as applicable, occurs on or after the Repurchase Date and (ii) the Notes have not been separated from the Units), duly endorsed for transfer to the Company, together, in either case, with a Repurchase Notice, to the Paying Agent.

(b) The Repurchase Notice must state the following:

(i) if Certificated Notes (or Units) have been issued, the certificate numbers of the Notes (or Units), or if the Notes (or Units) are in the form of a Global Note (or a Global Unit), the Repurchase Notice must comply with appropriate procedures of the Depositary;

(ii) the number of Notes to be repurchased; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Article 9.

(c) In the event that the Company elects to exercise its Early Mandatory Settlement Right with respect to, or to cause a Merger Termination Redemption of, Purchase Contracts that are a component of Units and the Early Mandatory Settlement Date or the Merger Termination Redemption Settlement Date, as applicable, occurs prior to the Repurchase Date, upon such Early Mandatory Settlement Date or Merger Termination Redemption Settlement Date, as applicable, the Company shall execute and the Trustee shall authenticate on behalf of the holder of the Units and deliver to such holder, at the expense of the Company, Separate Notes in the same form and in the same number as the Notes comprising part of the Units.

Section 9.04 Withdrawal of Repurchase Notice.

(a) A Holder may, subject to and in accordance with applicable procedures of the Depositary, in the case of a Global Note or Global Unit, withdraw any Repurchase Notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered to the Trustee (in the case of a Note in the form of a Global Note, the notice of withdrawal must comply with appropriate procedures of the Depositary), with a copy to the Company, on or prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date.

(a) The notice of withdrawal must state the following:

(i) the number of the withdrawn Notes;

(ii) if Certificated Notes (or Units) have been issued, the certificate numbers of the withdrawn Notes (or Units), or if the Notes (or Units) are in the form of a Global Note (or a Global Unit), the notice of withdrawal must comply with appropriate Depositary procedures; and

(iii) the number of Notes, if any, that remain subject to the Repurchase Notice.

Section 9.05 Effect of Repurchase. (a)The Company shall be required to repurchase the Notes with respect to which the Repurchase Right has been validly exercised and not withdrawn on the Repurchase Date. To effectuate such repurchase, the Company shall deposit immediately available funds with the Paying Agent, on or prior to 11:00 a.m., New York City time, on the Repurchase Date, in an amount or amounts sufficient to pay the Repurchase Price with respect to those Notes for which the Repurchase Right has been exercised. A Holder electing to exercise the Repurchase Right shall receive payment of the Repurchase Price on the later of (i) the Repurchase Date and (ii) the time of book-entry transfer or the delivery of the Notes (or Units, as applicable).

(b) If the Paying Agent holds money on the Repurchase Date sufficient to pay the Repurchase Price with respect to those Notes for which the Repurchase Right has been exercised, then (i) such Notes shall cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of the Notes or Units, as applicable, is made or whether or not the Notes or Units, as applicable, are delivered as required herein), and (ii) all other rights of the Holder shall terminate (other than the right to receive the Repurchase Price and, if the Repurchase Date falls between a Regular Record Date and the corresponding Installment Payment Date, the related Installment Payment).

(c) The Company shall, in connection with any repurchase offer pursuant to this Article 9, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.

(d) Notwithstanding anything to the contrary herein, no Notes may be repurchased at the option of Holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes).

ARTICLE 10

TAX TREATMENT

Section 10.01 Tax Treatment. The Company and each Beneficial Holder agree, for United States federal income tax purposes, to treat the Notes as indebtedness of the Company.

ARTICLE 11

AMENDMENTS AND WAIVERS

Section 11.01 Amendments to Article 9 of the Base Indenture.

(a) For purposes of the Notes, Section 9.01 of the Base Indenture shall be amended by (i) amending and restating clause (a) in its entirety to read: “(a) to cure any ambiguity, omission, defect or inconsistency;” (ii) amending and restating clause (g) in its entirety to read: “(g) to add a guarantor or permit any Person to guarantee the obligations under the Notes;” (iii) amending and restating clause (d) in its entirety to read: “(d) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;” (iv) replacing the period at the end of clause (h) with “;” and (v) inserting the following after clause (h):

“(i) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets;

(j) to make any change that does not adversely affect the rights of any holder of amortizing notes, as determined by us in good faith; or

(k) to amend or supplement the provisions of the Indenture or the Notes to any provision of the “Description of the Amortizing Notes” section in the Prospectus Supplement, as supplemented and/or amended by the related pricing term sheet.”

(b) For purposes of the Notes, clauses (a)-(g) of Section 9.02 of the Base Indenture shall be amended by amending and restating such clause in their entirety to read:

“(a) extend the final maturity of any Note;

(b) reduce the principal amount of any Note, or premium on any Note, if any;

(c) reduce the rate or extend the time of payment of interest on any Note;

(d) postpone any Installment Payment Date or reduce the amount owed on any Installment Payment Date;

(e) reduce the Repurchase Price or amend or modify in any manner adverse to the Holders our obligation to make any such payment;

(f) make the principal of any Note, or premium on any amortizing note, if any, or interest on any Note, payable in any coin or currency other than that provided in the Note or in accordance with the terms of any Note;

(g) alter the provisions of this Indenture relating to judgment currency;

(h) impair or affect the right of any Holder of Notes to institute suit for the payment thereof when due or any right of repayment at the option of the Holder;

(i) reduce the aforesaid percentage of Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults under this Indenture and their consequences) provided for in this Indenture; or

(j) modify any provision of this Section 9.02.”

ARTICLE 12

MISCELLANEOUS

Section 12.01 Governing Law and Jury Trial Waiver. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING AS AMONG THE COMPANY AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 12.02 No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.03 Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders.

Section 12.04 Successors. All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.05 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.06 Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signature of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be original signatures for all purposes.

Section 12.07 Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.08 Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 12.09 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 12.10 Calculations. The Company shall be responsible for making all calculations called for under the Notes. Such calculations include, but shall not be limited to, determinations of Installment Payments, the Repurchase Price, if applicable, and accrued interest payable on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Purchase Contract Agent, and each of the Trustee and Purchase Contract Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of that Holder.

[Remainder of the page intentionally left blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

VSE CORPORATION, as the Company

By:	/s/ Adam R. Cohn
Name:	Adam R. Cohn
Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE HEREINAFTER REFERRED TO, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]*

*	Include only if a Global Note.

VSE CORPORATION.

5.93% SENIOR AMORTIZING NOTES DUE 2029

CUSIP No.: 918284 AA8

ISIN No.: US918284AA81

No. [___]	[Initial]* Number of Notes: [__________]

VSE CORPORATION, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO., as nominee of The Depository Trust Company]* [ ]**, or registered assigns (the “Holder”), the initial principal amount of $7.8225 for each of the number of Notes set forth above[, which number of Notes may from time to time be reduced or increased as set forth in Schedule A hereto, as appropriate, in accordance with the terms of the Indenture]*, in quarterly installments (except for the first such payment) (each such payment, an “Installment Payment”), constituting a payment of interest (at a rate of 5.93% per annum) and a partial repayment of principal, payable on each February 1, May 1, August 1 and November 1, commencing on May 1, 2026 (each such date, an “Installment Payment Date”, and the period from, and including, February 5, 2026, to, but excluding, the first Installment Payment Date and thereafter each quarterly period from, and including, the immediately preceding Installment Payment Date to, but excluding, the relevant Installment Payment Date, an “Installment Payment Period”) with the final Installment Payment due and payable on February 1, 2029, all as set forth on the reverse hereof and in the Indenture referred to on the reverse hereof.

Each Installment Payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months. If an Installment Payment is payable for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an Installment Payment is payable is not a Business Day, then payment of the Installment Payment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. Installment Payments shall be paid to the Person in whose name the Note is registered, with limited exceptions as provided in the Indenture, at the close of business on the Business Day immediately preceding the related Installment Payment Date (each, a “Regular Record Date”). If the Notes do not remain in book-entry only form, the Company shall have the right to elect that each Regular Record Date shall be each January 15, April 15, July 15 and October 15 immediately preceding the relevant Installment Payment Date by giving advance written notice to the Trustee and the Holders. Installment Payments shall be payable (x) in the case of any Certificated Note, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of Installment Payments may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security register or (y) in the case of any Global Note, by wire transfer in immediately available funds to the account of the Depositary or its nominee or otherwise in accordance with applicable procedures of the Depositary.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been manually signed by or on behalf of the Trustee.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Note.
**	Include only if not a Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: _________

VSE CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee,

certifies that this is one of the Securities of the series

designated herein referred to in the within

mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

VSE CORPORATION.

5.93% Senior Amortizing Notes due 2029

This Note is one of a duly authorized series of Securities of the Company designated as its 5.93% Senior Amortizing Notes due 2029 (herein sometimes referred to as the “Notes”), issued under the Indenture, dated as of February 5, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (including any provisions of the Trust Indenture Act that are deemed incorporated therein) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of February 5, 2026 (the “Supplemental Indenture”), between the Company and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Base Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate initial principal amount as specified in the Supplemental Indenture.

Each Installment Payment shall constitute a payment of interest (at a rate of 5.93% per annum) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
May 1, 2026	$0.5760	$0.1108
August 1, 2026	$0.6114	$0.1074
November 1, 2026	$0.6204	$0.0984
February 1, 2027	$0.6296	$0.0892
May 1, 2027	$0.6390	$0.0798
August 1, 2027	$0.6484	$0.0704
November 1, 2027	$0.6581	$0.0607
February 1, 2028	$0.6678	$0.0510
May 1, 2028	$0.6777	$0.0411
August 1, 2028	$0.6878	$0.0310
November 1, 2028	$0.6980	$0.0208
February 1, 2029	$0.7083	$0.0105

The Notes shall not be subject to redemption at the option of the Company. However, a Holder shall have the right to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note and on the Repurchase Date, upon the occurrence of certain events and subject to the conditions set forth in the Indenture.

This Note is not entitled to the benefit of any sinking fund. The Indenture contains provisions for satisfaction and discharge, legal defeasance and covenant defeasance of this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, then (unless no declaration of acceleration or notice is required for such Event of Default) either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the aggregate principal amount of the Notes, and all interest accrued thereon, to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Repurchase Price, if applicable, of and all Installment Payments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

The Notes are originally being issued as part of the 5.750% Tangible Equity Units (the “Units”) issued by the Company pursuant to that certain Purchase Contract Agreement, dated as of February 5, 2026, between the Company and U.S. Bank Trust Company, National Association, as Purchase Contract Agent, as Trustee and as attorney-in-fact for the holders of Purchase Contracts from time to time (the “Purchase Contract Agreement”). Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts (as defined in the Purchase Contract Agreement) and Separate Notes, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in the Purchase Contract Agreement. Reference is hereby made to the Purchase Contract Agreement for a more complete description of the terms thereof applicable to the Units.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note shall be registered upon the Security register for such series as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of the Indenture, interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

The Notes are initially issued in registered, global form without coupons in denominations equal to $7.8225 initial principal amount and integral multiples in excess thereof.

No service charge shall be made to any holder for any registration of, transfer or exchange of the Notes, but the Company or the Trustee may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Notes.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes and the Installment Payments thereon by the Holders thereof and as part of the consideration for the issue of the Notes and the Installment Payments thereon.

Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Indenture.

The Company and each Beneficial Holder agrees, for United States federal income tax purposes, to treat the Notes as indebtedness of the Company.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name:
Title:

Attest

By:
Name:
Title:

FORM OF REPURCHASE NOTICE

TO: VSE CORPORATION.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

The undersigned registered Holder hereby irrevocably acknowledges receipt of a notice from VSE Corporation (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to pay, for each Note designated below, the Repurchase Price for such Notes (determined as set forth in the Indenture), in accordance with the terms of the Indenture and the Notes, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Number of Notes to be repurchased (if less than all, must be one Note or integral multiples in excess thereof):

Social Security or Other Taxpayer Identification Number:

SCHEDULE A

[SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE]*

The initial number of Notes evidenced by this Global Note is     . The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in number of Notes evidenced hereby	Amount of increase in number of Notes evidenced hereby	Number of Notes evidenced hereby following such decrease (or increase)	Signature of authorized officer of Trustee

* Include only if a Global Note.